                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                               RADVA CORPORATION
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



  -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
     5)  Total fee paid:

         ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement no.:

     3)  Filing Party:

     4)  Date Filed:

                                RADVA CORPORATION


                                   Drawer 2900
                             Radford, Virginia 24143

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2001

                            -------------------------

                  The annual meeting of stockholders of RADVA Corporation will be held at 10:30 a.m. on June 28, 2001 in the Executive Office Conference Room at 301 1st St., Radford, Virginia, for the following purposes:


         1) to vote on a proposal to amend the Articles of Incorporation of the Company to authorize the issuance of up to 5,000,000 shares of "blank check" preferred stock;

         2) to vote on a proposal to amend the Articles of Incorporation of the Company to authorize the election of a specified number of directors by the holders of one or more series of preferred stock;

         3)       to elect seven (7) directors for a term of one year; and

         4) to transact such other business as may properly come before the meeting.

                  The close of business on May 21, 2001 has been fixed as the record date for the annual meeting. All stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment thereof.


                                         BY ORDER OF THE
                                         BOARD OF DIRECTORS


                                         James M. Hylton
                                         Secretary

June 1, 2001

PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY. YOU MAY WITHDRAW THE PROXY AT ANY TIME BEFORE YOUR SHARES ARE VOTED AND MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

                                RADVA CORPORATION

                        Drawer 2900 First Street Station
                             Radford, Virginia 24143


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2001


         The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors") of RADVA Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held on June 28, 2001, and any adjournment thereof, for the purposes set forth in this proxy statement and in the attached notice of the annual meeting. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. The costs of solicitation will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them.

         At the annual meeting, the Company will ask the stockholders to consider and vote upon each of the three proposals described below. The stock represented by properly executed proxies received by the Company and not revoked will be voted at the annual meeting in accordance with the instructions noted thereon. IN THE ABSENCE OF PROPER INSTRUCTIONS, THE STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 AND IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL
3. A proxy may be revoked at any time before the stock to which it relates is voted either by written notice (which may be in the form of a substitute proxy delivered to the secretary of the meeting) or by attending the meeting and voting in person.


         The Board of Directors has fixed the close of business on May 21, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Each holder of record of the Company's common stock, par value $.01 per share, (the "Common Stock") on the record date will be entitled to one vote for each share of the Common Stock registered in his name. As of the close of business on the record date, 3,987,987 shares of the Common Stock were outstanding and entitled to vote at the annual meeting.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of May 21, 2001, as to the beneficial ownership of the Common Stock by the Company's directors individually, by the executive officers named in the Summary Compensation Table individually, by the Company's executive officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Common Stock.

  NAME AND ADDRESS                   AMOUNT AND NATURE           PERCENT
OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP       OF CLASS
-------------------                -----------------------       --------
Luther I. Dickens                     911,042 (2) (3) (5)         22.84%
310 Third Street
Radford, VA 24141

James M. Hylton                       834,620 (2) (4) (6)         20.93%
25 4th Street, N.W.
Pulaski, VA 24301

Rush G. Allen                          31,620                       .79%
PO Box 654
1123 East Stuart Street
Galax, VA  24333

J. Granger Macfarlane                 101,000 (7)                  2.53%
PO Box 201
Roanoke, VA 24002

David B. Kinney                       127,000                      3.18%
PO Box 559
Great Falls, VA 22066-0559

Richard W. Frizzell                   200,653                      5.03%
3500 North Fork Farm Road
Blacksburg, VA 24060

Stephen L. Dickens                     36,200                       .91%
100 Mountain View Lane
Radford, VA 24141

All directors and
executive officers
as a group (9 persons)              2,253,635 (8)                 56.51%

-------------
(1) Except as described in footnotes (2) through (7) below, each stockholder has sole voting power and sole investment power with respect to the shares set forth opposite his name.

(2) Includes 61,700 of 123,400 shares owned by Jalu Company, a partnership in which Mr. Dickens and Dr. Hylton are general partners. Mr. Dickens and Dr. Hylton share voting and investment power with respect to all shares held by the partnership.

(3) Includes 2,000 of 20,000 shares owned by HDH Partnership, a partnership in which Mr. Dickens and Dr. Hylton are partners.

(4) Includes 18,000 of 20,000 shares owned by HDH Partnership, a partnership in which Mr. Dickens and Dr. Hylton are partners.

(5) Includes 109,500 shares owned by Mr. Dickens' wife. Mr. Dickens may be deemed to share voting and investment power with respect to such shares.

(6) Includes 5,000 shares owned by Pulaski Medical Services, Inc., a company in which Dr. Hylton is a majority stockholder, and 6,000 shares owned by Dr. Hylton's wife. Dr. Hylton may be deemed to share voting and investment power with respect to the shares owned by his wife.

(7) Includes 7,000 shares owned by Mr. Macfarlane's wife. Mr. Macfarlane may be deemed to share voting and investment power with respect to such shares.

(8) Includes the shares discussed in footnotes (2) through (7) above.

                          REASONS FOR CERTAIN PROPOSALS

         The Company reported a significant operating loss for the fiscal year ended December 31, 2000, and is currently in violation of certain financial covenants under its principal bank loan agreement. Although the Company reported an operating profit for the quarter ended March 31, 2001, all outstanding bank loans will be declared immediately due and payable on June 1, 2001 unless the Company is able to negotiate a waiver of the bank covenant violations. The Board of Directors has determined that the Company must restructure its debt and attract additional equity if it is to continue as a going concern.

         The Company has entered into a non-exclusive consulting agreement with an investment banking firm under which the investment banking firm has agreed to assist the Company in its efforts to improve its capital structure. The investment banking firm has recommended that the Company consider several funding proposals, including the sale of $5,000,000 of convertible preferred stock to a small group of institutional investors (the "Proposed Transaction"). The net proceeds from any such offering would be used by the Company to repay approximately $1,000,000 of existing bank debt and for general working capital purposes. The proposal to authorize the issuance of "blank check" preferred stock ("Proposal 1") and the proposal to authorize the election of a specified number of directors by the holders of one or more series of preferred stock ("Proposal 2"), each of which is described below, are intended to enable the Company to consummate the Proposed Transaction if the investment banking firm is able to arrange an issuance of Preferred Stock on terms acceptable to the Board of Directors.

PROPOSAL 1: AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF
            "BLANK CHECK" PREFERRED STOCK

         On April 25, 2001, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the existing Articles of Incorporation of the Company (the "Existing Articles") to authorize the issuance of up to 5,000,000 shares of "blank check" preferred stock, (the "Preferred Stock"). The terms of the Preferred Stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, limitations, qualifications, and other special rights and privileges, would be determined by the Board of Directors from time to time. If Proposal 1 is approved by the stockholders, Paragraph 1 of Article III of the Existing Articles will be deleted in its entirety and replaced with Paragraph 1 attached hereto as Exhibit A ("New Paragraph 1"). The Company urges each stockholder to read New Paragraph 1 before voting on Proposal 1.

         If Proposal 1 is approved, the Board of Directors will have the authority to issue up to 5,000,000 shares of Preferred Stock in one or more classes or series. The Preferred Stock is commonly referred to as "blank check" preferred stock because it would have such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, limitations, qualifications, and other special rights and privileges, as the Board of Directors may from time to time determine. The Preferred Stock would be available for issuance without further action by the stockholders except to the extent required by applicable law or any exchange upon which the Common Stock is then trading.

         If Proposal 1 is approved, the Board of Directors intends to designate and issue a series of convertible preferred stock in connection with the Proposed Transaction. In addition, the Board of Directors believes that the authorization of the Preferred Stock would provide the Company with additional flexibility in raising capital which it may use to expand its business, support new research and development and help market its products. The Company may issue shares of Preferred Stock for various other purposes, including, without limitation, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through acquisitions of other businesses and products, as well as stock dividends to existing stockholders. Except for the designation of convertible preferred stock in connection with the Proposed Transaction, the Company has no present intention to designate or issue authorized shares of the Preferred Stock.

         The issuance of the Preferred Stock could delay or prevent a change in control of the Company without further action by the stockholders. The Company could, within the limits imposed by applicable law, issue the Preferred Stock in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance could have the effect of diluting the earnings per share and book value per share of outstanding shares of the Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. If the issuance of the Preferred Stock were to delay or prevent a change in control of the Company, such issuance could prevent stockholders from selling their Common Stock at higher than market prices or could make it more difficult to remove the Board of Directors or management of the Company. The proposed amendment to the Existing Articles is not intended to be an anti-takeover measure, and the Company is not aware of any third party plans to gain control of the Company.

         If any series of Preferred Stock authorized by the Board of Directors provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. In addition, if any series of Preferred Stock authorized by the Board of Directors so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. As a result, the issuance of Preferred Stock could, depending upon the consideration paid for the Preferred Stock, the liquidation preference of the Preferred Stock and other matters, result in a reduction in the assets available for distribution to the holders of the Common Stock in the event of a liquidation of the Company. The holders of the Common Stock do not have any preemptive rights to acquire Preferred Stock or any other securities of the Company.

         The Board of Directors has approved Proposal 1 and has determined that Proposal 1 is fair to, and is in the best interest of, the Company and it stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.


                  YOUR VOTE IS VERY IMPORTANT. PROPOSAL 1 WILL ONLY BE APPROVED IF THE HOLDERS OF AT LEAST 66 2/3% OF THE COMMON STOCK VOTE IN FAVOR OF SUCH PROPOSAL. A FAILURE TO VOTE WITH RESPECT TO PROPOSAL 1 (INCLUDING BROKER NON-VOTES) WILL HAVE THE EFFECT OF A VOTE AGAINST SUCH PROPOSAL. PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU WILL HAVE THE OPPORTUNITY TO REVOKE YOUR PROXY AND VOTE IN PERSON.

PROPOSAL 2: AMENDEMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE THE ELECTION
            OF A SPECIFIED NUMBER OF DIRECTORS BY THE HOLDERS OF ONE OR MORE SERIES OF PREFERRED STOCK

         On April 25, 2001, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Existing Articles to authorize the election of a specified number of directors by the holders of one or more series of preferred stock. If Proposal 2 is approved by the stockholders, Paragraph 4 attached hereto as Exhibit B ("New Paragraph 4") will be added to Article III of the Existing Articles and Paragraphs 4 through 8 of the Existing Articles will be renumbered as Paragraphs 5 through 9, respectively. The Company urges each stockholder to read New Paragraph 4 before voting on Proposal 2. THE STOCKHOLDERS MUST APPROVE BOTH PROPOSAL 1 AND PROPOSAL 2 IN ORDER FOR THE COMPANY TO CONSUMMATE THE PROPOSED TRANSACTION.

         If Proposal 1 and Proposal 2 are approved, the Board of Directors will have the authority to issue one or more series of Preferred Stock having the right to elect one or more directors of the Company. If Proposal 1 and Proposal 2 are approved, the Board of Directors intends to increase the number of directors of the Company from seven to eight (through an amendment to the Company's bylaws) and to designate and issue a series of convertible preferred stock in connection with the Proposed Transaction that would be entitled to elect one director of the Company. Except for the right to elect one new director in connection with the Proposed Transaction, the Company has no present intention to designate or issue authorized shares of the Preferred Stock that would be entitled to elect one or more directors of the Company.

         The Board of Directors has approved Proposal 2 and has determined that Proposal 2 is fair to, and is in the best interest of, the Company and its stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2. AS NOTED ABOVE, THE STOCKHOLDERS MUST APPROVE BOTH PROPOSAL 1 AND PROPOSAL 2 IN ORDER FOR THE COMPANY TO CONSUMMATE THE PROPOSED TRANSACTION.

         YOUR VOTE IS VERY IMPORTANT. PROPOSAL 2 WILL ONLY BE APPROVED IF THE HOLDERS OF AT LEAST 66 2/3% OF THE COMMON STOCK VOTE IN FAVOR OF SUCH PROPOSAL. A FAILURE TO VOTE WITH RESPECT TO PROPOSAL 2 (INCLUDING BROKER NON-VOTES) WILL HAVE THE EFFECT OF A VOTE AGAINST SUCH PROPOSAL. PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU WILL HAVE THE OPPORTUNITY TO REVOKE YOUR PROXY AND VOTE IN PERSON.

                        PROPOSAL 3: ELECTION OF DIRECTORS

         Action will be taken at the annual meeting to elect seven (7) individuals to serve as directors of the Company. Unless otherwise directed on the proxy, shares represented by a proxy solicited by the Board of Directors will be voted in favor of the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed to serve on the Board of Directors if elected. If a nominee is unable to stand for election for any reason, shares represented by a proxy solicited by the Board of Directors may be voted for a substitute nominee designated by the Board of Directors. The persons elected as directors will hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors.

     Name                             Age          Director Since
     ----                             ---          --------------

Luther I. Dickens                     68                1962
James M. Hylton                       67                1966
Rush G. Allen                         74                1969
J. Granger Macfarlane                 71                1977
David B. Kinney                       80                1990
Richard Frizzell                      70                1999
Stephen L. Dickens                    43                  --


         Luther I. Dickens was promoted to Chief Executive Officer in 1998 and served as President of the Company from 1965 to 1998. Mr. Dickens also serves on the Executive Committee of the Board of Directors. He holds a B.S. degree from the University of Richmond and has completed the small company management program at Harvard Business School. Mr. Dickens is Mr. Allen's nephew and the father of Stephen Dickens.


         James M. Hylton, M.D., has been Secretary and Treasurer of the Company since 1969 and serves on the Executive Committee of the Board of Directors. He is a retired family physician in Pulaski, Virginia. Dr. Hylton holds a B.S. degree from VPI and an M.D. degree from the University of Virginia.

         Rush G. Allen retired in 1990. From 1984 to 1990 Mr. Allen was Vice President of L & A Mechanical Contractors, Inc., a privately-owned mechanical contracting firm. He served as Vice President of System Contractors, a privately-owned contracting company, from 1979 to 1984. Mr. Allen is an uncle of Luther Dickens.

         J. Granger Macfarlane has been President of Eastern Motor Inns, Inc., a company which owns and operates motor hotels, since 1971. Mr. Macfarlane holds a B.A. degree from Duke University.

         David B. Kinney, investor, is the managing partner of KINCO, an investment company. He holds a B.A. degree from Alma College and a J.D. degree from George Washington University.

         Richard W. Frizzell is a retired developer and health care executive. He is a past President of the Chamber of Commerce, Kiwanis Club, Blacksburg County Club, and United Way.

         Stephen L. Dickens was promoted to President and Chief Operating Officer in 1998. He held the positions of Plant Manager, Sales Manager and Vice President - RADVA Corporation/President - Shape Molded and Fabricated Foam Products from 1995 to 1998. He holds a B.S. degree from East Tennessee State University and is active in numerous civic and professional organizations. Mr. Dickens is the son of Luther Dickens.

         The presence in person or by proxy of the holders of a majority of the Common Stock will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the directors will be elected by a plurality of the votes cast at the annual meeting. You may vote in favor of all nominees or withhold your vote as to one or more specified nominees.

                            SECTION 16(A) COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Each person who files a report on Form 3, 4, or 5 with respect to the Company is required by regulation to furnish a copy of such report to the Company. The Company did not receive copies of any reports filed on Form 3, 4, or 5 with respect to the Company during the fiscal year ended December 31, 2000, and does not know of any failure to file a required report.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors held four meetings during the fiscal year ended December 31, 2000. Each incumbent director, other than Dr. Hylton, attended during that year 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period he was a director) and (2) the total number of meetings of each committee of the Board of Directors (held during the period he served on such committee). The Company does not have standing audit, compensation, or nominating committees or committees performing similar functions.

                            COMPENSATION OF DIRECTORS

         The Company pays to each director who is not a Company employee a fee of $350 for each board meeting attended and reimburses each director for travel and lodging expenses incurred in connection with meeting attendance. Dr. Hylton receives $250 per month for serving on the Executive Committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the years ended December 31, 1998, December 31, 1999, and December 31, 2000, certain compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and to the Company's other executive officers whose annual compensation exceeded $100,000 for the year ended December 31, 2000.


Summary Compensation Table

                                Annual Compensation
                           --------------------------------------------------------------------
Name and                                                                Other           All
Principal                                                              Annual          Other
Position                   Year     Salary($)      Bonus($)(1)        Comp.(2)      Comp.($)(3)
---------                  ----     ---------      -----------        --------      -----------
Luther Dickens             2000      180,024                0            (2)            1,665
Chief Executive            1999      180,024           56,770                           1,600
Officer                    1998      148,512                0                           1,485

Stephen Dickens            2000      101,370            8,516            (2)            1,013
President and              1999       85,020           26,478                           1,114
Chief Operating            1998       80,028           22,176                           1,022
Officer

     (1) The Company sponsors a number of bonus arrangements pursuant to which certain executive officers and employees of the Company may receive cash bonuses. Luther Dickens receives an annual cash bonus equal to 4% of the net pre-tax earnings of the Company in excess of $100,000. Stephen Dickens receives a bonus of 2% of profits from the Company's protective packaging and related operations before allocation of corporate overhead. In addition, certain other executive officers and certain operating managers receive annual cash bonuses based on a percentage of the net pre-tax earnings of the operating divisions or plants for which such persons are responsible.

     (2) None of the named executive officers received perquisites in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal 1998, 1999, and 2000.

     (3) These amounts were paid by the Company as matching contributions under the Company's 401K plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company rents office space from a partnership in which Mr. Luther Dickens and Dr. Hylton have an interest for $3,700 per month. The Company believes that the terms of this arrangement are fair and reasonable to the Company, as tenant, are generally comparable to the terms of similar properties in the same general location, and are as favorable to the Company as if entered into with an unaffiliated party.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. If any other matters are properly presented, however, the persons named in the enclosed proxy intend to vote the shares represented by such proxy in accordance with their best judgement.

                              STOCKHOLDER PROPOSALS

         The stockholders may present proposals for consideration at the 2002 annual meeting of stockholders to the Company for inclusion in its proxy materials for such meeting. Any such proposal should be submitted in writing in accordance with Securities and Exchange Commission rules to RADVA Corporation, Drawer 2900, Radford, Virginia 24143 (Attention: James M. Hylton, Secretary), and must be received a reasonable time before proxies are solicited for the 2002 annual meeting to be included in the annual meeting proxy materials.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Persinger & Company, L.L.C. served as the Company's independent certified public accountants during the fiscal year ended December 31, 2000, and has been selected by the Board of Directors to serve as the Company's independent certified public accountants for the current fiscal year. The Board of Directors expects that representatives of Persinger & Company, L.L.C. will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                               FURTHER INFORMATION

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2000. SUCH WRITTEN REQUEST SHOULD BE SENT TO RADVA CORPORATION, DRAWER 2900, RADFORD, VIRGINIA 24143 (ATTENTION:
JAMES M. HYLTON, SECRETARY).



                                               BY ORDER OF THE
                                               BOARD OF DIRECTORS

                                               James M. Hylton
                                               Secretary

                                    EXHIBIT A
                         [NEW ARTICLE III, PARAGRAPH 1]


         1. Authorized Stock. The aggregate number of shares that the Corporation shall have authority to issue and the par value per share are as follows:

         Class                  Number of Shares           Par Value Per Share
         -----                  ----------------           -------------------
     Common Stock                   10,000,000                    $.01
    Preferred Stock                  5,000,000                    $.01


         The Board of Directors shall have the power and is expressly authorized to issue Preferred Stock from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

         (i) the maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares of that series from the shares of any other series or class;

         (ii) whether shares of the series shall have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

         (iii) whether shares of the series are redeemable or convertible (A) at the option of the Corporation, a stockholder or another person or upon the occurrence of a designated event, (B) for cash, indebtedness, securities or other property, and (C) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

         (iv) any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

         (v) the amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

         (vi) any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this section.

         Except as to the designations, preferences, limitations and relative rights of each series of Preferred Stock which the Board of Directors is authorized to establish, as is hereinabove set forth, all Preferred Stock, regardless of series, shall rank on a parity as to dividends (whether or not the dividend rates or payment dates are different) and as to rights in the liquidation, dissolution or winding up of the affairs of the Corporation (whether or not the redemption or liquidation prices are different).

                                    EXHIBIT B
                         [NEW ARTICLE III, PARAGRAPH 4]


         4. Election of Directors By Voting Groups. The Board of Directors shall have the power and is expressly authorized to divide the shares of Preferred Stock into classes and to authorize the election of a specified number of directors by the holders of one or more classes of Preferred Stock; provided, however, that at least a majority of the directors shall at all times be elected by the holders of the Common Stock.

                                RADVA CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 28, 2001

         The undersigned hereby appoints Luther I. Dickens and James M. Hylton (each with power to act alone and with power of substitution) as proxies and hereby authorizes them to represent and vote, as directed below, all shares of the common stock of RADVA Corporation (the "Company") held of record by the undersigned on May 21, 2001 at the annual meeting of stockholders of the Company to be held on June 28, 2001 and at any adjournments thereof.

1. AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK.

         [   ]  FOR                 [   ]  AGAINST            [   ]  ABSTAIN

2. AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO AUTHORIZE THE ELECTION OF A SPECIFIED NUMBER OF DIRECTORS BY THE HOLDERS OF ONE OR MORE SERIES OF PREFERRED STOCK.

         [   ]  FOR                 [   ]  AGAINST            [   ]  ABSTAIN


3        ELECTION OF DIRECTORS      NOMINEES:      LUTHER I. DICKENS
                                                   JAMES M. HYLTON
                                                   RUSH G. ALLEN
                                                   J. GRANGER MACFARLANE
                                                   DAVID B. KINNEY
                                                   RICHARD FRIZZELL
                                                   STEPHEN L. DICKENS

         [   ]  FOR all nominees              [   ]  WITHHOLD AUTHORITY to vote
         (except as marked to the contrary)          for all nominees

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.

4. THE PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND FOR ALL NOMINEES AS DIRECTOR LISTED ABOVE.

PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                          DATED:  JUNE __, 2001
-------------------------      ------------------------
PRINT NAME OF STOCKHOLDER      SIGNATURE OF STOCKHOLDER

NOTE: PLEASE SIGN YOUR NAME(S) EXACTLY AS SHOWN IMPRINTED HEREON. IF THIS PROXY IS TO BE SIGNED BY AN ADMINISTRATOR, ATTORNEY-IN-FACT, GUARDIAN, EXECUTOR, OR TRUSTEE, PLEASE GIVE THE SIGNER'S FULL TITLE AS SUCH. IF THE STOCKHOLDER IS A CORPORATION, THIS PROXY MUST BE SIGNED IN THE NAME OF THE CORPORATION BY AN AUTHORIZED OFFICER. IF THE STOCKHOLDER IS A PARTNERSHIP, THIS PROXY MUST BE SIGNED IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON.